Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Stolt Offshore S.A. on Form S-8, relating to the Stolt Offshore Inc. 401(k) Profit Sharing Plan and Trust, of our report dated April 29, 2004, appearing in the Stolt Offshore S.A. Annual Report on Form 20-F for the year ended November 30, 2003.

/s/ Deloitte & Touche LLP

Glasgow, United Kingdom

13 May 2005